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                                                                   Exhibit 4.20


                              AMENDMENT NUMBER 4 TO
                      TRANSFER AND ADMINISTRATION AGREEMENT

                  AMENDMENT NUMBER 4 TO TRANSFER AND ADMINISTRATION AGREEMENT (this "AMENDMENT"), dated as of January 28, 2000, among WACKENHUT FUNDING CORPORATION, a Delaware corporation (the "TRANSFEROR") and its successors and assigns, THE WACKENHUT CORPORATION, a Florida corporation, individually and as servicer ("WACKENHUT" or the "SERVICER"), ENTERPRISE FUNDING CORPORATION, a Delaware corporation ("ENTERPRISE" or the "PURCHASER") and its successors assigns, and BANK OF AMERICA, N.A. (as successor to NATIONSBANK, N.A.), a national banking association ("BANK OF AMERICA"), as agent for Enterprise and the Bank Investors (in such capacity, the "AGENT") and as a Bank Investor, amending that certain Transfer and Administration Agreement dated as of December 30, 1997 among the Transferor, the Servicer, the Purchaser, the Agent and Bank of America (collectively, the "PARTIES"), as amended to the date hereof by the First Amendment to Transfer and Administration Agreement dated as of March 24, 1998, among the Parties, the Second Amendment to Transfer and Administration Agreement dated December 23, 1998, among the Parties, and the Third Amendment to the Transfer and Administration Agreement dated January 29, 1999, among the Parties (collectively, the "ORIGINAL AGREEMENT," and said agreement as amended by this Amendment, the "AGREEMENT").

                  WHEREAS, the Transferor has requested that the Purchaser and the Agent agree to: (a) extend the Commitment Termination Date of the Original Agreement, and (b) make certain other amendments to the Original Agreement;

                  WHEREAS, the Original Agreement requires that the consent of the Transferor, the Servicer, the Purchaser and each Bank Investor be obtained in order to effect certain of the amendments contemplated herein;

                  WHEREAS, on the terms and conditions set forth herein, the parties hereto consent to such amendments;

                  WHEREAS, capitalized terms used herein shall have the meanings assigned to such terms in the Original Agreement;

                  NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

                  SECTION 1.  AMENDMENT TO DEFINITIONS.

                           The definition of "NET WORTH" should be deleted in
its entirety.




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                  SECTION 2. AMENDMENT TO SECTION 1.5(a). Section 1.5(a) of the
Original Agreement is hereby amended to read in its entirety as follows (solely for convenience, changed text is italicized):

                           "(a) The 'COMMITMENT TERMINATION DATE' shall be the
                  earlier to occur of (i) MARCH 31, 2000 (herein, as the same may be extended, called the"SCHEDULED COMMITMENT TERMINATION DATE"), and (ii) the date of Termination of the Commitment pursuant to SECTION 1.7 or 11.2."

                  SECTION 3. AMENDMENT TO SECTION 7.1(h). Section 7.1(h) of the Original Agreement is hereby amended to read in its entirety as follows (solely for convenience, changed text is italicized):

                           "(h) MINIMUM NET WORTH. The Transferor shall at all
                  times maintain a minimum NET WORTH of not less than 10% of the Net Pool Balance."

                  SECTION 4. CONDITION PRECEDENT. This Amendment shall not become effective until the Agent shall have executed this Amendment and shall have received counterparts of this Amendment executed by the Purchaser, the Transferor, the Servicer and each Bank Investor.

                  SECTION 5. REPRESENTATIONS AND WARRANTIES. Each of the Transferor and the Servicer hereby makes to the Purchaser, the Agent and each Bank Investor on and as of the date hereof, the following representations and warranties:

                           (a) AUTHORITY. Each of the Transferor and the
                  Servicer has the requisite corporate power and authority to execute and deliver this Amendment and to perform its obligations hereunder and under the Original Agreement (as modified hereby). The execution, delivery and performance by the Transferor and the Servicer of this Amendment and the performance of the Original Agreement (as modified hereby) have been duly approved by all necessary corporate action and no other corporate proceedings are necessary to consummate such transactions;

                           (b) ENFORCEABILITY. This Amendment has been duly
                  executed and delivered by each of the Transferor and the Servicer. The Original Agreement (as modified hereby) is the legal, valid and binding obligation of the Transferor and the Servicer enforceable against the Transferor and the Servicer in accordance with its terms, and is in full force and effect; and

                           (c) REPRESENTATIONS AND WARRANTIES. The
                  representations and warranties of the Transferor and the Servicer contained in the Original Agreement (other than any such representations or warranties that, by their





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                  terms, are specifically made as of a date other than the date hereof) are correct on and as of the date hereof as though made on and as of the date hereof.

                  SECTION 6.  REFERENCE TO AND EFFECT ON THE ORIGINAL AGREEMENT.

                           Except as specifically amended and modified above,
the Original Agreement is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

                           The execution, delivery and effectiveness of this
Amendment shall not operate as waiver of any right, power or remedy of the Purchaser, the Agent or the Bank Investor(s) under the Agreement, nor constitute a waiver of any provision of the Original Agreement.

                  SECTION 7. NO TERMINATION EVENT. No event has occurred and is continuing that constitutes a Termination Event or an Unmatured Termination Event.

                  SECTION 8. AMENDMENT AND WAIVER. No provision hereof may be amended, waived, supplemented, restated, discharged or terminated without the written consent of the Transferor, the Purchaser, the Agent and the Majority Investors.

                  SECTION 9. SUCCESSORS AND ASSIGNS. This Amendment shall bind, and the benefits hereof shall inure to the parties hereof and their respective successors and permitted assigns; PROVIDED, HOWEVER, the Transferor may not assign any of its rights or delegate any of its duties under this Amendment without the prior written consent of the Purchaser.

                  SECTION 10. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE TRANSFEROR HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  SECTION 11. SEVERABILITY; COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. Any provisions of this Amendment which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or





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unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  SECTION 12. CAPTIONS. The captions in this Amendment are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.






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         IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Amendment as of the date first written above.



                                         ENTERPRISE FUNDING CORPORATION,
                                          as Purchaser




                                         By: /s/ Bernard J. Angelo
                                             -----------------------------------
                                             Name:  Bernard J. Angelo
                                             Title: Vice President




                                         WACKENHUT FUNDING CORPORATION
                                          as Transferor



                                         By: /s/ Mildred F. Smith
                                             -----------------------------------
                                             Name:  Mildred F. Smith
                                             Title: Vice President




                                         THE WACKENHUT CORPORATION,
                                               as Servicer



                                         By: /s/ Philip L. Maslowe
                                             -----------------------------------
                                             Name:  Philip L. Maslowe
                                             Title: Senior Vice President




                                         BANK OF AMERICA, N.A. (as successor to
                                         NATIONSBANK, N.A.),
                                          as Agent and a Bank Investor



                                         By: /s/ Chris Parrish
                                             -----------------------------------
                                             Name:  Chris Parrish
                                             Title: Vice President


                                         SUNTRUST BANK, SUCCESSOR-IN-INTEREST
                                         TO SUNTRUST BANK, SOUTH FLORIDA, N.A.,
                                           as a Bank Investor



                                         By: /s/ William H. Crawford
                                             -----------------------------------
                                             Name:  William H. Crawford
                                             Title: Asst. Vice President




                                         THE BANK OF NOVA SCOTIA,
                                          as a Bank Investor




                                         By: /s/ William E. Zarrett
                                             -----------------------------------
                                             Name:  William E. Zarrett
                                             Title: Managing Director







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